EXHIBIT 10.2


Collateral of Promissory Note      Dollar Amount of Note


LaFayette Healthcare Center        $2,720,000
Flora Care Center                   2,960,000
Dixon Healthcare Center             1,840,000
Crestview Nursing Center            4,000,000
Birchwood Nursing Home              1,830,000